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                                                                    EXHIBIT 3.93

                          CERTIFICATE OF INCORPORATION

                                       OF

                            RIO ESCONDIDO COAL CORP.

                                   * * * * *

          1.   The name of the corporation is

                            RIO ESCONDIDO COAL CORP.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue one thousand (1,000) and the par value of each' of such shares is Ten Dollars ($10.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

          At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the
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number to be vestal for, or for any two or more of them as he may see fit.

          5A.  The name and mailing address of each incorporator is as follows:

          NAME                                   MAILING ADDRESS
          ----                                   ---------------

                                      Corporation Trust Center
                                      1209 Orange Street
                                      Wilmington, Delaware 19801

                                      Corporation Trust Center
                                      1209 Orange Street
                                      Wilmington, Delaware 19801

                                      Corporation Trust Center
                                      1209 Orange Street
                                      Wilmington, Delaware 19801

          5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

          NAME                                   MAILING ADDRESS
          ----                                   ---------------

     J. E. Lushefski                  701 Market Street, Suite 700
                                           St. Louis, Missouri 63101

     J. M Wootten                          P.O. Box 66746
                                           St. Louis, Missouri 63166

          6.   The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
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          9.   Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware,
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do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set
our hands this     day of                 , 1993.



                                     /s/     M.A. Bizoska
                                   -----------------------------------
                                   Incorporator

                                     /s/     K.A. Widdoes
                                   -----------------------------------
                                   Incorporator

                                     /s/     L.J. Vitulo
                                   -----------------------------------
                                   Incorporator